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                                  EXHIBIT 23.2

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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1999 Stock Incentive Plan of RF Micro Devices, Inc. and certain Stock Option Agreements between RF Micro Devices, Inc. and certain directors of RF Micro Devices, Inc. of our report dated April 23, 1999, with respect to the financial statements and schedule of RF Micro Devices, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.




                                                        /s/ Ernst & Young LLP

Raleigh, North Carolina
December 16, 1999